Exhibit 10.6

IRREVOCABLE PROXY

This Irrevocable Proxy (this “Proxy”) between Counsel Corporation, an Ontario corporation, Counsel Capital Corporation, an Ontario corporation, Counsel LLC, a Delaware limited liability company, Counsel Communications, LLC, a Delaware limited liability company, CounselCare Ltd, a Delaware corporation, Counsel Corporation (US), a Delaware corporation (collectively, the “Stockholders”) and Acceris Management and Acquisition LLC, a Minnesota limited liability company (the “Proxy Holder”), takes effect on the Execution Date. Capitalized terms used but not defined in this Proxy have the meanings ascribed to them in that certain Asset Purchase Agreement of even date between the Counsel Corporation, the Proxy Holder and certain other parties (the “Asset Purchase Agreement”).

RECITALS

A.
The Stockholders beneficially own an aggregate of 17,517,269 shares of the common stock (the “Acceris Stock”) of Acceris Communications Inc., a Florida corporation (the “Company”), as described in the Company’s Schedule 13D, Amendment No. 3, filed with the United States Securities and Exchange Commission on February 16, 2005 (the “Schedule 13D”).

B.
In order to induce the Proxy Holder to enter into the Asset Purchase Agreement, the Stockholders have agreed to appoint the Proxy Holder as their proxy to vote all of the Acceris Stock or other equity securities of the Company now held or hereafter directly or indirectly acquired by the Stockholders (with the Acceris Stock, the “Shares”).

C.	This Proxy is delivered by the Stockholders to the Proxy Holder in satisfaction of the terms and conditions of Section 5.16 of the Asset Purchase Agreement.

PROXY

In consideration of the above recitals and the promises set forth in this Proxy, the parties agree as follows:

1.    Irrevocable Proxy.

1.1
The Stockholders hereby irrevocably appoint the Proxy Holder as their true and lawful attorney-in-fact and proxy, with full power of substitution for and in their name, to vote the Shares and any other capital stock or equity securities of the Company hereinafter acquired by the Stockholders, in favor of the approval of the Asset Purchase Agreement, the Transaction Documents and the transactions contemplated by the Asset Purchase Agreement at any meetings of the stockholders of the Company (or by written action in lieu thereof) where such matters are to be voted upon or approved..

1.2
The parties acknowledge and agree that the appointment and proxy granted by the Stockholders to the Proxy Holder set forth in this Section 1 is irrevocable and, because of the consideration being provided by the Proxy Holder, this Proxy is coupled with an interest within the meaning of Delaware General Corporation Law Title 8, ch. 1, § 212. This Proxy will not terminate by operation of law, or by dissolution, bankruptcy or adjudication of incompetence or insanity of the Stockholders or the occurrence of any other event except as set forth in this Proxy. By executing this Proxy, the Stockholders hereby revoke and terminate any proxy previously given with respect to the Shares.

1.3
By executing this Proxy, the Stockholders acknowledge and agree that any officer or manager of the Proxy Holder may be designated to represent the Proxy Holder at any meetings of the stockholders of the Company (or by written action in lieu thereof) and at any other time the Shares are required to or may be voted or acted upon with respect to the Asset Purchase Agreement, the Transaction Documents and the transactions contemplated under the Asset Purchase Agreement.

1.4
The Stockholders will defend and indemnify the Proxy Holder against any and all claims of any kind asserted or made against the Proxy Holder relating to any and all actions taken by the Proxy Holder with respect to exercise of the Proxy, which indemnity obligations shall follow the terms of and be governed by the language of Section 7 of the Asset Purchase Agreement with regard to the indemnity obligations of the Seller Indemnitors, with the term Seller Indemnitors being replaced with the term Stockholders under this Proxy for purposes of the indemnification of the Proxy Holder.

2.
Term. This Proxy and the appointment specified herein will terminate on the earlier of (a) the date on which the Asset Purchase Agreement is terminated, in accordance with the terms and conditions of the Asset Purchase Agreement or otherwise, or (b) the Closing.

3.
Representation and Warranty. The Stockholders jointly and severally represent and warrant to the Proxy Holder that (a) they have full power and authority to enter into this Proxy and to revoke and terminate any previously granted proxies with respect to the Shares without the need to give notice to, make any filing with, or obtain the authorization, consent, or approval of any governmental authority or other person in order to grant this Proxy, and (b) as of the Execution Date, the Stockholders hold the Acceris Stock in the manner and amounts set forth on the Schedule 13D.

4.
Recapitalization. This Proxy is intended to apply to all of the capital stock and other equity securities of the Company now or hereafter held by the Stockholders, including without limitation any shares issued upon any reorganization of the Company or any split, exchange or other change in the capitalization of the Company.

5.
Benefit and Burden. This Proxy will inure to the benefit of, and will be binding upon the parties hereto and their respective legatees, distributees, estates, executors, administrators, personal representatives and legal representatives.

6.	Modifications. Neither this Proxy, nor any provision hereof, may be modified, waived, discharged or terminated orally, but only by an instrument in writing executed by the parties hereto.

7.	Applicable Law. This Proxy will be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

8.
Proxy Binding Upon Transferees. In the event that at any time or from time to time any of the Shares are transferred to any party, the transferee will take the Shares pursuant to all provisions, conditions and covenants of this Proxy, and, as a condition precedent to the transfer of such Shares, the transferee will agree as a condition to such transfer (for and on behalf of himself, herself or itself, his, her or its legal and personal representatives and his, her or its transferees and assigns) in writing to be bound by all provisions of this Proxy.

9.	Construction. This Proxy is solely intended to be an irrevocable proxy and is not intended to be or construed as a voting trust, voting agreement or pooling agreement.

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The Stockholders have executed this Proxy to be made effective as of the Execution Date (as defined in the Asset Purchase Agreement).

STOCKHOLDERS:

COUNSEL CORPORATION	COUNSEL COMMUNICATIONS, LLC

/s/	/s/
By:	By:
Its:	Its:

COUNSEL CAPITAL CORPORATION	COUNSELCARE LTD

/s/	/s/
By:	By:
Its:	Its:

COUNSEL LLC	COUNSEL CORPORATION (US)

/s/	/s/
By:	By:
Its:	Its:

PROXY HOLDER:

ACCERIS MANAGEMENT AND ACQUISITION LLC

/s/
By: Elam Baer
Its: Chief Executive Officer

[Signature Page to Irrevocable Proxy]